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                                                                   EXHIBIT 4.7.2

                          REGISTRATION RIGHTS AGREEMENT


                                                                 August 31, 1999


To the several persons named in
Schedule I hereto

Ladies and Gentlemen:

                  This will confirm that, in consideration of the purchase by Welsh, Carson, Anderson & Stowe VIII, L.P., a Delaware limited partnership ("WCAS VIII") and the several other persons named in Schedule I hereto (collectively with WCAS VIII, the "WCAS Purchasers") from Quorum Health Group, Inc., a Delaware corporation (the "Company"), of $150,000,000 aggregate principal amount of the Company's 6% Convertible Subordinated Debentures due August 31, 2009 (the "WCAS Debentures"), which WCAS Debentures are convertible into shares (the "Conversion Shares") of Common Stock, $.01 par value ("Common Stock"), of the Company on the terms set forth therein, all on the terms and subject to the conditions set forth in the Securities Purchase Agreement dated as of August 18, 1999 (the "WCAS Purchase Agreement"), among the Company and the WCAS Purchasers, the Company hereby covenants and agrees with each of you, and with each subsequent holder of Restricted Stock (as defined herein) as follows:

                  1. Certain Definitions; Inconsistent Provisions. As used herein, the following terms shall have the following respective meanings:

                  "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  "Conversion Shares" means the shares of Common Stock into which the WCAS Debentures may be converted.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Registration Expenses" means the expenses so described in
         Section 7 hereof.

                  "Restricted Stock" means the shares of capital stock of the Company, the certificates for which are required to bear the legend set forth in Section 2 hereof.
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                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Selling Expenses" means the expenses so described in Section 7 hereof.

                  2. Restrictive Legend. Each certificate representing the Conversion Shares and each certificate issued upon exchange, adjustment or transfer of any of the foregoing, other than in a public sale or as otherwise permitted by the last paragraph of Section 3 hereof, shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                  3. Transfer. Each certificate for Restricted Stock transferred shall bear the legend set forth in Section 2, unless (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act), (ii) such transfer is pursuant to a public sale as contemplated by Sections 4 or 5 hereof or (iii) an opinion of counsel reasonably satisfactory to the Company (it being agreed that Reboul, MacMurray, Hewitt, Maynard & Kristol is and shall be satisfactory) is rendered to the effect that the proposed transfer of Restricted Stock may be effected without registration under the Securities Act and the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The Company acknowledges and agrees that transfer made in compliance with the Securities Act and applicable state securities or Blue Sky laws to an entity owning, directly or indirectly, all the common equity of such holder or any wholly-owned direct or indirect subsidiary of such parent entity shall be deemed to be in compliance with this Agreement, provided such new holder shall execute a writing agreeing to be bound hereby.

                  The foregoing restrictions on transferability of Restricted Stock shall terminate as to any particular shares of Restricted Stock when such shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement concerning such shares. Whenever a holder of Restricted Stock is able to demonstrate to the Company (and its counsel) that the provisions of Rule 144(k) of the Securities Act are available to such holder without limitation, such holder of Restricted Stock shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in Section 2.
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                  4.  Required Registration.

                  (a) Subject to the provisions of paragraph (e) below, at any time after the second anniversary of the date hereof and prior to the fifth anniversary of the date hereof, the holders of Restricted Stock constituting at least a majority of the Restricted Stock outstanding at such time may request in writing the Company to register under the Securities Act all or any portion of the Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice; provided, however, that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock; and provided further, however, that (i) the aggregate number of shares of Restricted Stock so requested to be registered shall not be less than 3,333,333 shares, and (ii) the reasonably anticipated price to the public of such shares shall be at least $37,500,000.

                  (b) As soon as practicable following receipt of any written notice under this Section 4, the Company shall notify any holders of Restricted Stock from whom notice has not been received, and shall use its reasonable best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from such requesting holders, the number of shares of Restricted Stock specified in such notice (and the number of shares of Restricted Stock specified in any notices received from other such holders of Restricted Stock within 30 days after the date such notice was sent by the Company); provided, however, that if the proposed method of disposition specified by the requesting holders of Restricted Stock shall be an underwritten public offering, the number of shares of Restricted Stock to be included in such an offering may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the Restricted Stock to be sold. If such method of disposition shall be an underwritten public offering, the Company may designate the managing underwriter of such offering, subject to the approval of the selling holders of a majority of the Restricted Stock included in the offering, which approval shall not be unreasonably withheld. Notwithstanding anything to the contrary contained herein, the obligation of the Company under this Section 4 shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders of Restricted Stock, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, either (i) all such shares shall have been sold pursuant thereto or (ii) if such number of shares registered for sale in such underwritten public offering is reduced upon the advice of the managing underwriter thereof as described above, not less than 75% of all the shares of Restricted Stock that was requested to be included in such underwriting shall have been sold pursuant thereto, as the case may be.

                  (c) In the event that the Board of Directors of the Company determines in good faith that the filing of a registration statement pursuant hereto would be detrimental to the Company, the Board of Directors may defer such filing for a period not to exceed 180 days. The Board of Directors may not effect more than 180 days of deferral during any twelve-month period. The Company's Board of Directors agrees to notify as soon as practicable all holders of Restricted Stock who requested registration of any such deferral, and shall provide to such holders a reasonably complete explanation therefor.

                  (d) The Company shall be entitled to include in any registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except to the extent that, in the opinion of the managing underwriter in an underwritten public offering, such inclusion would adversely affect the marketing of the Restricted Stock to be sold.

                  (e) Notwithstanding anything to the contrary contained herein, the Company shall be obligated to register Restricted Stock pursuant to this
Section 4 on only one occasion.

                  (f) A registration will not be considered to be registration under this Section 4 unless it has been kept continuously effective for a period of at least 90 days following the date on which such registration was declared effective or such shorter period that will terminate when all the Restricted Stock covered by the registration have been sold pursuant to the terms of such registration.

                  5. Incidental Registration. If the Company at any time (other than pursuant to Section 4 hereof) after the second anniversary of the date hereof and during the term of this Agreement proposes to register any of its Common Stock under the Securities Act for sale to the public for cash, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-4 or Form S-8 or another form not available for registering the Restricted Stock for sale to the public), it will give written notice at such time to all holders of outstanding Restricted Stock of its intention to do so. Upon the written request of any such holder, given within 30 days after the date any such notice was sent by the Company, to register any of its Restricted Stock (which request shall state the intended method of disposition thereof), the Company will use its reasonable best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Restricted Stock so registered with the same intended method of disposition as proposed by the Company; provided that nothing herein shall prevent the Company from abandoning or delaying such registration at any time; provided, further, that the only securities which the Company shall be required to register shall be shares of Common Stock. In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, the Company may designate the managing underwriter of such offering. The number of shares of Restricted Stock to be included in an underwriting may be reduced pro rata among the requesting holders of Restricted Stock and other holders of Restricted Stock who have exercised similar registration rights (other than such holders who may have exercised their registration rights to initiate the registration statement giving rise to the rights of the holders of Restricted Stock under this Section 5, which holders shall be given priority if the number of shares registered is reduced) based upon the number of shares of Restricted Stock so requested to be registered, if and to the extent that the managing underwriter shall be of the opinion that such inclusion or sale would adversely affect the marketing of the securities to be sold by the Company therein.
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                  Notwithstanding anything to the contrary contained in this
Section 5, in the event that there is an underwritten public offering of securities of the Company pursuant to a registration covering Restricted Stock and a holder of Restricted Stock does not elect to sell such holder's Restricted Stock to the underwriters of the Company's securities in connection with such offering or such holder's Restricted Stock is excluded from the offering as provided above, such holder shall refrain from selling such Restricted Stock so registered pursuant to this Section 5 during the period of distribution of the Company's securities by such underwriters and the period in which the underwriting syndicate participates in the after market; provided, however, that such holder shall, in any event, be entitled to sell its Restricted Stock commencing on the 90th day after the effective date of such registration statement or, if later, on such date (but in no event later than the 180th day after such effective date) as contractual "lock-up" restrictions imposed by the underwriters shall expire or be released.

                  6. Registration Procedures. If and whenever the Company is required by the provisions of Section 4 or 5 hereof to use its reasonable best efforts to effect the registration of any of the Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

                  (a) prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission a registration statement on the most appropriate form adequate for the purposes thereof with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution required under the terms of this Agreement;

                  (b) prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon if time permits) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period required under the terms of this Agreement and to comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period (and in accordance with the terms of this Agreement);

                  (c) furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

                  (d) use its reasonable best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d),
         (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                  (e) immediately notify each seller under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (following which notification the sellers agree to discontinue sales of their Restricted Stock covered by such registration statement until such misstatement or omission shall have been remedied);

                  (f) use all reasonable efforts (if the offering is underwritten) to furnish, at the request of any seller, on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller and dated such date, stating (A) to the best knowledge of such counsel, that such registration statement has become effective under the Securities Act, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements, the notes thereto, and the financial schedules and other financial and statistical data contained therein), and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by such seller or its counsel and which are customary in underwritings of the type being undertaken, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or seller may reasonably request and which are customary in underwritings of the type being undertaken; and

                  (g) make available for inspection by each seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, subject to customary undertakings with respect to the confidentiality thereof, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and permit such seller, attorney, accountant or agent to participate in the preparation of such registration statement.

                  In connection with each registration hereunder, the selling holders of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

                  In connection with each registration pursuant to Sections 4 and 5 hereof covering an underwritten public offering, the Company and each holder of Restricted Stock selling shares in such offering agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form (as well as all other customary questionnaires, powers of attorney, custody agreements and other documents) and containing such provisions as are customary in the securities business for such an arrangement between nationally recognized underwriters and companies of the Company's size and investment stature; provided, however, that such agreement shall not contain any such provision applicable to the Company or any selling stockholder which is inconsistent in any material respect with the provisions hereof.

                  7. Expenses. All expenses incurred by the Company in complying with Sections 4 and 5 hereof, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes (other than any transfer tax arising from the transfer of shares by a stockholder to another person other than in connection with the public sale of such shares), and fees of transfer agents and registrars, but excluding any Selling Expenses, are herein called "Registration Expenses." Notwithstanding the foregoing, (i) the Company shall not be required to pay the fees and expenses of counsel for the holders of Restricted Stock, and the holders shall be responsible for, and reimburse the Company for, all Registration Expenses if the registration statement relating to the incurrence of such expenses was withdrawn at the request of the holders (unless the holders agree in writing that the withdrawn registration statement counts as a registration for purposes of Section 4(e) hereof). All underwriting discounts and selling commissions applicable to the sale of Restricted Stock and other expenses not required to be paid by the Company are herein called "Selling Expenses."

                  The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Section 4 or 5 hereof. All Selling Expenses in connection with any registration statement filed pursuant to
Section 4 or 5 hereof shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.

                  8. Indemnification. In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 4 or 5 hereof, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder and each underwriter of Restricted

Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 4 or 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus.

                  In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 4 or 5 hereof, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 4 or 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and provided, further, that the liability of each seller hereunder shall be limited to the proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Restricted Stock covered by such registration statement.

                  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent the indemnified party is materially prejudiced thereby or other than under this Section 8. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict in any material respect with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                  Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid, (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel or
(iii) in the circumstances described in the proviso at the end of the immediately preceding paragraph. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for all of the indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement.

                  If the indemnification provided for in the first two paragraphs of this Section 8 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein for any reason other than any exclusion or limitation expressly stated in such paragraphs, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and the sellers of such Restricted Stock, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under the third paragraph of this Section 8. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters and the sellers of such Restricted Stock, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of you agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the sellers of such Restricted Stock were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the sellers of such Restricted Stock shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Common Stock sold by each of them was offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission and subject to reasonable limitations on the contribution obligations of underwriters. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                  The indemnification and contribution of underwriters provided for in this Section 8 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters. In that event, the indemnification and contribution of the sellers of Restricted Stock in such underwriting shall at the sellers' request be modified to conform to such terms and conditions.

                  9. Changes in Common Stock. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

                  10. Rule 144 Reporting. The Company agrees with you as follows:

                  (a) The Company shall make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or (c)(2), whichever is applicable, under the Securities Act, at all times from and after the date it is first required to do so.

                  (b) The Company shall file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Exchange Act at all times during which the Company is subject to such reporting requirements of the Exchange Act.

                  (c) The Company shall furnish to such holder of Restricted Stock as promptly as practicable upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after the date it first becomes subject to such reporting requirements) and of the Securities Act and the Exchange Act (at any time during which it is subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents so filed as a holder may reasonably request to avail itself of any rule or regulation of the Commission allowing a holder of Restricted Stock to sell any such securities without registration.

                  11.  Miscellaneous.

                  (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not until the expiration of this Agreement on August 31, 2009. Without limiting the generality of the foregoing, the registration rights conferred herein on the holders of Restricted Stock shall inure to the benefit of any and all subsequent holders from time to time of the Restricted Stock for so long as the certificates representing the Restricted Stock shall be required to bear the legend specified in Section 2 hereof.

                  (b) Any notice or other communications required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class certified mail, postage prepaid, by nationally recognized overnight courier, or by facsimile addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by the addressee to the addressor listing all parties:

                  if to the Company, to

                           Quorum Health Group, Inc.
                           103 Continental Place
                           Brentwood, Tennessee 37027
                           Fax:  (615) 371-4788
                           Attention:  Ashby Q. Burks, Esq.

                  with a copy to

                           Fried, Frank, Harris, Shriver & Jacobson
                           One New York Plaza
                           New York, New York 10004
                           Fax:  (212) 859-4000

                           Attention:  Jeffrey Bagner, Esq.

                  if to any WCAS Purchaser, to

                           Welsh, Carson, Anderson & Stowe
                           320 Park Avenue, Suite 2500
                           New York, New York  10022
                           Fax:  (212) 893-9565
                           Attention:  Russell L. Carson

                  with a copy to

                           Reboul, MacMurray, Hewitt, Maynard & Kristol
                           45 Rockefeller Plaza
                           New York, New York  10111
                           Fax:  (212) 841-5725
                           Attention:  Robert A. Schwed, Esq.

or, in any case, at such other address or addresses as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing, (c) in the case of delivery by overnight courier, on the business day following the date of delivery to such courier, and (d) in the case of facsimile, when received.

                  (C) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

                  (d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in a writing signed by the Company and the holders of not less than a majority of the Restricted Stock then outstanding.

                  (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this letter (herein sometimes called "this Agreement") shall be a binding agreement between the Company and you.


                                                  Very truly yours,

                                                  QUORUM HEALTH GROUP, INC.



                                                  By:______________________
                                                  Name:
                                                  Title:

AGREED TO AND ACCEPTED as of the date first above written.


WELSH, CARSON, ANDERSON &
  STOWE VIII, L.P.

By WCAS VIII Associates LLC,
     General Partner



By:______________________
      Managing Member


WCA MANAGEMENT CORPORATION



By:______________________
Name:
Title:

                                   Schedule I


Welsh, Carson, Anderson & Stowe VIII, L.P.
WCA Management Corporation